AMENDMENT TO

STOCK TRANSFER AGREEMENT DATED SEPTEMBER 3, 2005

AND

AMENDMENT TO STOCK TRANSFER CONTRACT DATED JANUARY 26,
2006

This Amendment to a Stock Transfer Contract dated September 3, 2006, and to an Amendment to A Stock Transfer Contract dated January 28th, 2006 (Agreement) between Indigo-Energy, Inc., successor to Indigo Land and Development, Inc. (Company) and Leo Moore (Shareholder), and is hereby amended to acceptance of a payment schedule from the Company to Shareholder as follows:

Date Due	Payment Amount
July 3, 2006	$25,000
August 1, 2006	$25,000
September 1, 2006	$25,000
October 1, 2006	$25,000
December 1, 2006	$25,000
January 1, 2007	$50,000
February 1, 2007	$50,000
March 1, 2007	$50,000
April 1, 2007	$50,000
May 1, 2007	$45,000
Total	$370,000

Receipt of final payment in accordance to the above schedule will constitute payment in full for all claims from the above referenced Agreements and any and all claims of any nature by Shareholder against the Company and satisfy all of the requirements of the Agreements in full

\s\ Leo Moore	30 June 06
Date:
Leo Moore, an individual

Accepted by the Company:

\s\ David J. Larson	6-30-06
Date:
David J. Larson, President